                                                                   Exhibit 25.1

             _____________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549
                           _________________________

                                   FORM  T-1

                            STATEMENT OF ELIGIBILITY
                    UNDER THE TRUST INDENTURE ACT OF 1939 OF
                   A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                  ___________________________________________
              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                    ________________________________________

                            THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)

New York                                             13-4994650
(State of incorporation                            (I.R.S. employer
if not a national bank)                           identification No.)

270 Park Avenue
New York, New York                                       10017
(Address of principal executive offices)              (Zip Code)

                               William H. McDavid
                                General Counsel
                                270 Park Avenue
                            New York, New York 10017
                              Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)
                 _____________________________________________
                   Mellon Capital II  Mellon Capital III
            (Exact name of each obligor as specified in its charter)

Delaware                                        Each to be applied for
(State or other jurisdiction of incorporation      (I.R.S. employer
or organization for each obligor)                 identification No.)

c/o Mellon Bank Center
One Mellon Bank Center, 500 Grant Street
Pittsburgh, Pennsylvania                                 15258
(Address of principal executive offices)              (Zip Code)

                            Mellon Bank Corporation
              (Exact name of obligor as specified in its charter)

Pennsylvania                                         25-1233834
(State or other jurisdiction of incorporation      (I.R.S. employer
or organization)                                  identification No.)

Mellon Bank Center
500 Grant Street
Pittsburgh, Pennsylvania                                 15258
(Address of principal executive offices)              (Zip Code)
                  ___________________________________________
  Junior Subordinated Deferrable Interest Debenture of Mellon Bank Corporation
                   Preferred Securities of Mellon Capital II
                   Preferred Securities of Mellon Capital III
Mellon Bank Corporation Guarantee with respect to Preferred Securities of Mellon
                                   Capital II
Mellon Bank Corporation Guarantee with respect to Preferred Securities of Mellon
                                  Capital III
                      (Title of the indenture securities)
             _____________________________________________________

                                    GENERAL

Item 1. General Information.

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject.

            New York State Banking Department, State House, Albany, New York 12110.

            Board of Governors of the Federal Reserve System, Washington, D.C., 20551

            Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

            Federal Deposit Insurance Corporation, Washington, D.C., 20429.


        (b) Whether it is authorized to exercise corporate trust powers.

            Yes.


Item 2. Affiliations with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

Item 16.  List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

          4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

          5.  Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not applicable.

          9.  Not applicable.

                                   SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 16th day of November, 1996.

                            THE CHASE MANHATTAN BANK

                            By  /s/ James D. Heaney
                               ---------------------------------------
                                James D. Heaney
                                Vice President

                             Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,

                at the close of business September 30, 1996, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                    Dollar Amounts
           ASSETS                                    in Millions
Cash and balance s due from depository institutions:
  Noninterest-bearing balances and
  currency and coin .................................  $11,095
  Interest-bearing balances .........................    4,998
Securities:  ........................................
Held to maturity securities..........................    3,231
Available for sale secur ities.......................   38,078
Federal Funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBF's:
  Federal funds sold................................     8,018
  Securities purchased under agreements to resell...       731
Loans and lease financing receivables :
  Loans and leases, net of unearned income  $130,513
  Less: Allowance for loan and lease losses    2,938
  Less: Allocated transfer risk reserve....       27
                                            --------
  Loans and leases, net of unearned income,
  allowance, and reserve............................   127,548
Trading Assets......................................    48,576
Premises and fixed assets (in cluding capitalized
  leases)...........................................     2,850
Other real e state owned............................       300
Investments in unconsolidated subsidiaries and
  associated companies..............................        92
Customer's liability to this bank on acceptances
  outstanding.......................................     2,777
Intangible assets...................................     1,361
Other assets........................................    12,204
                                                      --------
TOTAL ASSETS........................................  $261,859
                                                      ========

                                  LIABILITIES

Deposits
  In domestic offices............................  $ 80,163
  Noninterest-bearing...................$30,596
  Interest-bearing.....................  49,567
                                        -------
  In foreign offices, Edge and Agreement
   subsidiaries,
  and IBF's......................................   65,173
  Noninterest-bearing .................$ 3,616
  Interest-bearing....................  61,557

Federal funds purchased and securities sold
 under agreements to repurchase in domestic
 offices of the bank and of its Edge and
 Agreement subsidiaries, and in IBF's
 Federal funds purchased.........................   14,594
  Securities sold under agreements to repurchase.   14,110
Demand no tes issued to the U.S. Treasury........    2,200
Trad ing liabilities.............................   30,136
Other Borrowed money:
  With a remaining maturity of one year or less..   16,895
  With a remaining maturity of more than
   one year......................................      449
Mortgage indebtedness and obligat ions under
 capitalized leases..............................       49
Bank's liability on acceptances executed and
 outstanding.....................................    2,764
Subordinated notes and debentures................    5,471
Other liabilities................................   13,997

TOTAL LIABILITIES................................  246,001
                                                  --------

Limited-Life Preferred stock and related surplus       550

                                 EQUITY CAPITAL

Common stock.........................................     1,209
Surplus..............................................    10,176
Undivided profits and capital reserves...............     4,385
Net unrealized holding gains (Losses)
on available-for-sale securities.....................      (481)
Cumulative foreign currency translation adjustments..        19

TOTAL EQUITY CAPITAL.................................    15,308
                                                       --------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
  STOCK AND EQUITY CAPITAL...........................  $261,859
                                                       ========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.

                    WALTER V. SHIPLEY            )
                    EDWARD D. MILLER             )DIRECTORS
                    THOMAS G. LABRECQUE          )